UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 6, 2015

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2015, Peter A. Hofmann resigned from his position as Executive Vice President, Strategy and Business Development of The Phoenix Companies, Inc. (the “Company”), effective as of July 15, 2015 (the “Termination Date”).  In connection with his resignation, Mr. Hofmann entered into a Severance Agreement and Release (the “Severance Agreement”) with the Company, Phoenix Life Insurance Company and their respective affiliates (collectively, the “Group”), made effective as of July 15, 2015, setting forth the terms and conditions of Mr. Hofmann’s resignation.  The Severance Agreement provides for Mr. Hofmann to remain with the Company until the Termination Date and assist in transitioning his duties through such date.

The Severance Agreement provides that Mr. Hofmann shall be eligible to receive the following:

●	Payment under the Company’s Executive Severance Allowance Plan, which includes:
	(i)	a one-time cash severance payment of $800,313, less taxes and withholding, paid in a lump-sum or in semi-monthly installments;
	(ii)	a lump-sum cash bonus payment, prorated for performance in 2015, pursuant to the Company’s 2015 Annual Performance Incentive Plan in a prorated amount totaling an estimated $189,000; and
	(iii)	a lump sum payment, prorated for performance in 2014 and 2015, pursuant to the Group’s 2014-2016 Long-Term Incentive Cycle (Grant A) in a prorated amount totaling an estimated $217,708;
●	Employee benefits for which Mr. Hofmann may be eligible under the employee benefit plans of the Group in accordance with their terms; and
●
Additional severance payments and benefits, including accrued and unpaid vacation days and outplacement services paid by the Company for up to 12 months, all of which are further described in the Severance Agreement.

Mr. Hofmann specifically waives any and all rights or entitlements to any benefit and/or payment, whether in cash or equity, under the Group’s 2014-2016 Long-Term Incentive Cycle (Grant B) and the Group’s 2015-2017 Long-Term Incentive Cycle.  In addition, the Severance Agreement includes customary confidentiality, non-solicitation and non-disparagement covenants.  In consideration for the obligations and payments made by the Company, Mr. Hofmann has agreed to a general release of claims in favor of the Group.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Mr. Hofmann also entered into a Consulting Services Agreement with the Company made effective as of July 16, 2015 (the “Consulting Agreement”).  The Consulting Agreement provides for Mr. Hofmann to serve the Company as an independent consultant on business strategy until December 31, 2015, or an earlier termination date.  Under the Consulting Agreement, the Company shall pay Mr. Hofmann an hourly rate of $500 for his services, paid in arrears and subject to an hour cap.  The payments made to Mr. Hofmann for his work as an independent consultant are separate from, and entirely unrelated to, payments that may be made pursuant to the Severance Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibit:

Exhibit 10.1	Severance Agreement and Release, dated July 2, 2015, between The Phoenix Companies, Inc. and Peter A. Hofmann

Exhibit 10.2	Consulting Services Agreement, dated July 2, 2015, between The Phoenix Companies, Inc. and Peter A. Hofmann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: July 6, 2015	By:	/s/ Jody A. Beresin
		Name:	Jody A. Beresin
		Title:	Executive Vice President & Chief Administrative Officer